Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 15, 2012, except as to Note 18, which is as of                          , included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho
January 12, 2013